SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

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Mass Hysteria Entertainment Company, Inc.
(Name of Registrant as Specified In Its Charter)

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MASS HYSTERIA ENTERTAINMENT COMPANY, INC.
 8899 Beverly Blvd. Suite 710
West Hollywood, California 90048
____________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
____________________

June 16, 2011

Stockholders holding a majority of the voting power of Mass Hysteria Entertainment Company, Inc., or Mass Hysteria, have taken action by written consent to approve an amendment to our Articles of Incorporation, which amendment will increase our authorized common stock from 140,000,000 shares to 300,000,000 shares.

Stockholders of record at the close of business on June 16, 2011 will be entitled to notice of this stockholder action by written consent.  Since the actions will have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited.  We anticipate that the increase in our authorized common stock will become effective on or after July 12, 2011.

By:	/s/ Daniel Grodnik
Daniel Grodnik
President

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

MASS HYSTERIA ENTERTAINMENT COMPANY, INC.
____________________

INFORMATION STATEMENT
____________________

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Date and Purpose of Written Consent

Stockholders holding a majority of the voting power of Mass Hysteria took action by written consent on May 31, 2011 for the purpose of approving an amendment to Mass Hysteria’s articles of incorporation (the “Charter Amendment”) to increase the Mass Hysteria’s authorized common stock from 140,000,000 shares to 300,000,000 shares (the “Capitalization Increase”).

Shareholders Entitled to Vote

Approval of the matters described herein requires the written consent of the holders of outstanding stock of each voting group entitled to vote on such matters.  As of May 31, 2011, there were 81,426,077 shares of our common stock outstanding and 10,000 shares of our series A preferred stock outstanding.  Holders of our common stock are entitled to one vote per share.  Holders of our Series A  Preferred Stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of our common stock on a fully diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0002.

The Series A Preferred Stock is not convertible.  In addition, we have $667,678 on outstanding convertible notes (including accrued interest), convertible into our common stock, some of which based on a discount to our market price.  As of May 31, 2011, these notes were convertible into 25,432,866 shares of our common stock.  We also have options to purchase 20,000,000 shares of our common stock issued and outstanding.  Thus, the Series A Preferred Stock is entitled to 253,717,886 votes.

Accordingly, there are 335,143,963 votes outstanding voting together as a single class.  Stockholders of record at the close of business on June 16, 2011, will be entitled to receive this notice and information statement.

Proxies
No proxies are being solicited.

Consents Required

The Charter Amendment requires the consent of the holders of a majority of the shares of common stock, and Series A Preferred Stock voting together as a single class.

On May 31, 2011, Daniel Grodnik, the holder of all of our series A preferred stock, who holds voting power consisting of 268,717,886 votes, or approximately 80% of the outstanding votes, delivered a written consent to us adopting the proposal set forth herein.  For a detailed breakdown of Mr. Grodnik’s holdings please see “COMMON STOCK OUTSTANDING AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us.  We may reimburse brokerage firms and others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

No Dissenters’ Rights

Stockholders have no appraisal or dissenter’s rights with respect to any of the actions described in this information statement.

Householding of Information Statement

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements.  This means that only one copy of our information statement may have been sent to multiple stockholders in each household.   We will promptly deliver a separate copy of either document to any stockholder upon written or oral request.  Mass Hysteria to Mass Hysteria Entertainment Company, Inc., 8899 Beverly Blvd. Suite 710 West Hollywood, California 90048, (310) 285-7800.  Any stockholder who wants to receive separate copies of our information statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2011 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from May 31, 2011, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from May 31, 2011.

Name and Address (1)	Number of Common Shares Beneficially Owned	Percentage Owned (2)	Number of Series A Shares Beneficially Owned	Percentage Owned (3)	Percentage of Total Voting Power (4)
Daniel Grodnik	25,378,097(5)	27.64%	10,000	100%	80.2%
All directors and officers as a group (1 person)	25,378,097(5)	27.64%	10,000	100%	80.2%

(1)	Unless otherwise noted, the address is 8899 Beverly Blvd, Suite 710, West Hollywood, CA 90048.
(2)	Based on 81,426,077 common shares issued and outstanding.
(3)	Based on 10,000 series A preferred shares issued and outstanding
(4)
Holders of our common stock are entitled to one vote per share, for a total of 81,426,077 votes.  Holders of our Series A preferred stock are entitled to the number of votes on such matters equal to the product of (a) the number of shares of the Series A Preferred Stock held by such holder, (b) the number of issued and outstanding shares of Mass Hysteria’s common stock, on a fully-diluted basis, as of the record date for the vote, or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, and (c) 0.0002, for a total of 253,717,886 votes.

(5)	Includes 10,378,097 shares under presently exercisable options.

PROPOSAL 1
AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK TO 300,000,000 SHARES

Introduction

On May 17, 2011, our board of directors unanimously adopted a resolution declaring it advisable to amend our certificate of incorporation to increase our authorized common stock from 140,000,000 shares to 300,000,000 shares.  Our board of directors further directed that this amendment to our certificate of incorporation be submitted for consideration by our stockholders.  On May 31, 2011, the holders of our voting stock approved the increase of our authorized common stock to 300,000,000 shares.

Effective Time of the Charter Amendment Increasing our Authorized Common Stock

We intend to file, as soon as practicable on or after the twentieth (20th) day after this information statement is sent to our shareholders, an amendment to our articles of incorporation effectuating the increase of our authorized common stock with the Secretary of State of Nevada.  This amendment to our articles of incorporation will become effective at the close of business on the date the amendment to the articles of incorporation is accepted for filing by the Secretary of State of Nevada.  It is presently contemplated that such filing will be in or after the second week of July 2011.  A copy of the amendment to our articles of incorporation is attached to this information statement as Appendix A.

Principal Reasons for Increase in Authorized Common Stock

Currently, our articles of incorporation, as amended, authorize 140,000,000 shares of common stock.  Authorizing an additional 160,000,000 shares of common stock would give our board of directors the express authority without further action of the stockholders to issue common stock from time to time as the board deems necessary.  The board of directors believes it is necessary to have the ability to issue such additional shares of common stock to honor conversions of outstanding securities and for general corporate purposes.  Potential uses of the additional authorized shares may include equity financings, issuance of options, acquisition transactions, stock dividends or distributions, without further action of the stockholders, unless such action were specifically required by applicable by or rules of any stock exchange or similar system on which our securities may then be listed. The board of directors chose such a large number of shares of authorized common stock because it wants maximum flexibility to issue common stock in the future without having to seek stockholder approval in the future.

As of May 31, 2011, we had 81,426,077 shares of common stock outstanding and as a result we had approximately 58,573,923 shares available for issuance.  We have a substantial amount of convertible securities and as of the date hereof, we do not currently have enough authorized stock to satisfy full conversion of all of these securities.  In addition, many of these securities have conversion prices based on market price.  As such, if the price of our common stock decreases, we will require even more shares available to satisfy conversions.  We have $667,678 in convertible promissory notes including accrued interest, which are currently convertible into 25,432,866 shares.  The conversion price for some of these notes is based on our market price which could result in a maximum of 290,000,000 shares of common stock to satisfy conversions if the price of our common stock decreases.  Failure to honor conversions could result in a default under the notes at which time, the noteholders could declare their notes immediately due and payable.  We do not currently have sufficient funds to repay the notes in full. Accordingly, we believe it is important to have sufficient stock to honor conversions.

Within the limits imposed by applicable law, described below, shares of common stock could be issued in one or more transactions.  Depending upon the nature and terms thereof, such a transaction or transactions could make a takeover of Mass Hysteria more difficult and, therefore, less likely.  An issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and diluting the stock ownership of persons seeking to obtain control of Mass Hysteria.  While management is currently seeking attractive equity or debt financing arrangements, the board of directors has no present proposals, understandings, or agreements (other than the shares of common stock to be issued upon conversion of the convertible notes referenced above) to issue the additional shares to be authorized.  Issuance of such conversion shares will dilute the stock ownership of current Mass Hysteria stockholders.

Our charter currently provides that preferred stock may be issued in one or more series.  Our board of directors is authorized to fix the number of shares of any series of preferred stock, to determine the designation of any such series and to determine the rights, preferences, privileges, qualifications and limitations of such preferred stock.  Depending upon the nature and terms of any such designated and issued preferred stock, such issuance could make a takeover of our company more difficult and therefore, less likely.  An issuance of any shares of preferred stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock.  The board of directors has no present plans, understandings, or agreements to issue any preferred stock.  Other than our preferred stock as discussed above, there are no provisions of our articles, bylaws, employment agreements or credit agreements that have material antitakeover consequence.

The board of directors does not currently intend to propose any amendments to Mass Hysteria’s articles of incorporation which might be deemed to have the effect of discouraging takeover attempts, although such amendments or other programs may be considered by the board in the future if it believes the interests of the stockholders would be protected thereby.  Management might be able to use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders.  However, it should be noted that management and its family members currently control approximately 80% of the outstanding common stock on a fully diluted basis and consider a hostile takeover attempt very unlikely.

All shares of common stock, including the additional shares of common stock that will be authorized when the Charter Amendment becomes effective, which are not issued and outstanding would be issuable at any time or from time to time by action of the board of directors without further authorization from stockholders, except to the extent that such further authorization is required by the terms of any agreements into which Mass Hysteria may hereafter enter, by the terms of any securities that Mass Hysteria may hereafter issue, or applicable law.

The additional shares of common stock which would be authorized would have the same rights and privileges as and otherwise be identical to the shares of common stock currently authorized and outstanding.

Order of the Board of Directors

/s/ Daniel Grodnik
Daniel Grodnik
President

June 16, 2011
West Hollywood, CA

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390—After Issuance of Stock)

1. Name of corporation

Mass Hysteria Entertainment Company, Inc.

2. The articles have been amended as follows (provide article numbers, if available):  Article IV is hereby amended to read in its entirety as follows

ARTICLE IV.

The total number of shares of stock that the Corporation shall have authority to issue is 310,000,000, consisting of 300,000,000 shares of common stock, par value $.001 per share (“Common Stock”), and 10,000,000 shares of preferred stock par value $.001 per share (“Preferred Stock”).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 80%.

4. Effective date of filing (optional): ___________________

5. Officer Signature: (required): ________________________